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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     INDEPENDENT BANK CORP.               INDEPENDENT CAPITAL TRUST II
 (Exact name of Registrant as      (Exact name of Registrant as specified in
   specified in its charter)                   its trust agreement)

        MASSACHUSETTS                                DELAWARE
(State or other jurisdiction of         (State or other jurisdiction of
 incorporation or organization)          incorporation or organization)

         04-2870273                                 04-6901632
     (I.R.S. Employer                            (I.R.S. Employer
    Identification No.)                         Identification No.)


                          -----------------------------
                                288 UNION STREET
                          ROCKLAND, MASSACHUSETTS 02370
                                 (617) 878-6100
                    (Address of principal executive offices)

Securities Act registration statement file numbers to which this form relates:
333-89835 and 333-89835-01

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box /X/


     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

____% Cumulative Trust Preferred Securities of Independent Capital Trust II
___% Junior Subordinated Deferrable Interest Debentures of Independent Bank Corp. Guarantee of Independent Bank Corp. with respect to the Trust Preferred Securities


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration No. 333-89835 and 333-89835-01) filed with the Commission on October 28, 1999 (the "Form S-3"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS

         4.1 Indenture of Independent Bank Corp relating to the Junior Subordinated Debentures.(1)

         4.2 Form of Certificate of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.1)

         4.3      Certificate of Trust of Independent Capital Trust II.(2)

         4.4 Amended and Restated Declaration of Trust of Independent Capital Trust II.(3)

         4.5 Form of Trust Preferred Security Certificate of Independent Capital Trust II (included as an exhibit to Exhibit 4.4).

         4.6      Form of Trust Preferred Securities Guarantee Agreement.(4)




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(1) Incorporated by reference to Exhibit 4.1 to the Form S-3.

(2) Incorporated by reference to Exhibit 4.3 to the Form S-3.

(3) Incorporated by reference to Exhibit 4.4 to the Form S-3.

(4) Incorporated by reference to Exhibit 4.6 to the Form S-3.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             INDEPENDENT BANK CORP.



Date: January 24, 2000       By:   /s/ Richard J. Seaman
                                   ------------------------------------------
                                   Richard J. Seaman, Chief Financial Officer



                             INDEPENDENT CAPITAL TRUST II



Date: January 24, 2000       By:   /s/ Richard J. Seaman
                                   ------------------------------------------
                                   Richard J. Seaman, Administrative Trustee


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